As filed with the Securities and Exchange Commission on November 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVAYA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	26-1119726
(State of incorporation or organization)	(IRS Employer Identification No.)

4655 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices)

Avaya Holdings Corp. 2019 Equity Incentive Plan
Avaya Holdings Corp. 2019 Omnibus Inducement Equity Plan
(Full title of the plans)

Shefali Shah
Senior Vice President, Chief Administrative Officer and General Counsel
Avaya Holdings Corp.
4655 Great America Parkway
Santa Clara, California 95054
(908) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, par value $0.01 per share	19,210,000	$12.43	$238,780,300.00	$30,993.68
Total	19,210,000	$12.43	$238,780,300.00	$30,993.68

(1)
An aggregate of 19,210,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) are being registered, comprised of (i) 17,510,000 shares of Common Stock reserved for issuance under the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Plan”), and (ii) up to 1,700,000 shares of Common Stock (the “Reserved Inducement Shares”) reserved for issuance under the Avaya Holdings Corp. 2019 Omnibus Inducement Equity Plan (the “Inducement Plan”). Following the date on which the 2019 Plan is approved by the Registrant’s stockholders, no shares of Common Stock will be issuable under the Inducement Plan, and any Reserved Inducement Shares that have not been issued as of the date of such approval will be available for issuance under the 2019 Plan.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock that become issuable under the 2019 Plan or the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. Calculated using the average of the high and the low prices per share of the registrant’s Common Stock as reported on the New York Stock Exchange on November 11, 2019.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001298.

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EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an aggregate of 19,210,000 shares of the Registrant’s Common Stock, comprised of (i) 17,510,000 shares of Common Stock reserved for issuance under the 2019 Plan, and (ii) up to 1,700,000 shares of Common Stock reserved for issuance under the Inducement Plan. Following the date on which the 2019 Plan is approved by the Registrant’s stockholders, no shares of Common Stock will be issuable under the Inducement Plan, and any Reserved Inducement Shares that have not been issued as of the date of such approval will be available for issuance under the 2019 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the document incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

a)
The Registrant’s Registration Statement on Form 10-K, initially filed with the Commission on December 21, 2018, as amended on Form 10-K/A filed with the Commission on January 25, 2019, (File No. 001-38289) (collectively, the “Form 10-K”).

b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2018, March 31, 2019 and June 30, 2019 as filed with the Commission on February 15, 2019, May 13, 2019 and August 13, 2019, respectively.

c)
The Registrant’s Current Reports on Form 8-K, as filed with the Commission on November 14, 2018, February 11, 2019, February 12, 2019, February 19, 2019, March 18, 2019 (as amended by Form 8-K/A filed with the Commission on November 13, 2019), May 16, 2019, June 6, 2019, September 16, 2019, October 3, 2019, October 7,

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2019, October 31, 2019 and November 13, 2019 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items).

d)
The Registrant’s Registration Statement on Form 10, initially filed with the Commission on November 13, 2017, including the description of the Company’s common stock, par value $0.01 per share contained therein, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed to be filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. IDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director,

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officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

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ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Milbank LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Avaya Holdings Corp.
23.2	Consent of Milbank LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
24.1	Power of Attorney (included on signature page).
99.1	Avaya Holdings Corp. 2019 Equity Incentive Plan.
99.2	Avaya Holdings Corp. 2019 Omnibus Inducement Equity Plan.

 ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

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(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 15th of November, 2019.

AVAYA HOLDINGS CORP.

By:	/s/ Shefali Shah
Name:	Shefali Shah
Title:	Senior Vice President, Chief Administrative Officer and General Counsel

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POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Shefali Shah, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on November 15, 2019 in the capacities indicated.

Name	Position	Date

/s/ James M. Chirico, Jr.	Director, President and Chief Executive Officer	November 15, 2019
James M. Chirico, Jr.	(Principal Executive Officer)

/s/ Kieran J. McGrath	Senior Vice President & Chief Financial Officer	November 15, 2019
Kieran J. McGrath	(Principal Financial Officer)

/s/ Kevin Speed	Vice President, Chief Accounting Officer & Controller	November 15, 2019
Kevin Speed	(Principal Accounting Officer)

/s/ William D. Watkins	Chairman of the Board of Directors	November 15, 2019
William D. Watkins

/s/ Stephan Scholl	Director	November 15, 2019
Stephan Scholl

/s/ Susan L. Spradley	Director	November 15, 2019
Susan L. Spradley

/s/ Stanley J. Sutula, III	Director	November 15, 2019
Stanley J. Sutula, III

/s/ Scott D. Vogel	Director	November 15, 2019
Scott D. Vogel

/s/ Jacqueline E. Yeaney	Director	November 15, 2019
Jacqueline E. Yeaney

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